UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2012

(Exact name of Registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices) (Zip Code)

(916) 321-1846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Second Supplemental Indenture

On December 11, 2012, The McClatchy Company (the “Company”), in connection with its previously announced tender offer and consent solicitation (the “Offer”) for any and all of its outstanding 11.50% Senior Secured Notes due 2017 (the “2017 Notes”), entered into a Second Supplemental Indenture (the “Supplemental Indenture”) by and among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2017 Notes Trustee”), supplementing that certain Indenture, dated as of February 11, 2010, by and among the Company, the guarantors party thereto and the 2017 Notes Trustee (the “2017 Notes Indenture”), pursuant to which the 2017 Notes were issued.  The terms of the Supplemental Indenture became operative on December 18, 2012, upon the Company’s purchase of 2017 Notes tendered on or prior to the early tender date for the Offer.

The Supplemental Indenture effects certain amendments to the 2017 Notes Indenture proposed in connection with the Offer, eliminating substantially all of the restrictive covenants and certain events of default contained in the 2017 Notes Indenture and also releasing all of the collateral securing the 2017 Notes from the liens created pursuant to the collateral documents entered into in connection with the 2017 Notes Indenture.

A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report and is incorporated by reference herein. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture.

Indenture

On December 18, 2012, the Company issued $910 million aggregate principal amount of its 9.00% Senior Secured Notes due 2022 (the “2022 Notes”) to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC (the “Initial Purchasers”).

The terms and conditions of the 2022 Notes and the Indenture (as defined below) described in Item 2.03 of this Current Report on Form 8-K are incorporated by reference in this Item 1.01 and a copy of the Indenture, which includes the form of the 2022 Notes, is attached hereto as Exhibit 4.2.

Registration Rights Agreement

In connection with the offering of the 2022 Notes, the Company entered into a Registration Rights Agreement, dated as of December 18, 2012, with J.P. Morgan Securities LLC, as the representative of the Initial Purchasers (the “Registration Rights Agreement”). The Company is obligated to use its reasonable efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the 2022 Notes for notes issued by the Company that are registered with the Commission and have substantially identical terms as the 2022 Notes. If the Company is not able to effect the exchange offer, the Company will instead use its reasonable efforts to file and cause to become effective a shelf registration statement covering the resale of the 2022 Notes. The Company will be required to pay additional interest on the 2022 Notes if the exchange offer is not completed, or, if required, the shelf registration statement is not declared effective, within 270 days after the issue date of the 2022 Notes.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.3. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement.

Amended and Restated Credit Agreement

In connection with the Notes Offering (as defined below), the Company, entered into the Third Amended and Restated Credit Agreement, dated as of December 18, 2012, among the Company, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates in its entirety the Second Amended and Credit Agreement, dated as of June 22, 2012, among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (as amended prior to the Notes Offering, the “Original Credit Agreement”).

The Amended and Restated Credit Agreement will initially provide $90.0 million in revolving credit commitments, with a $50.0 million letter of credit subfacility.  On December 21, 2012, or such earlier date specified by the Company, the commitments under the revolving credit facility would reduce to $75.0 million.  On December 18, 2012, the Company instructed the lenders to reduce the commitments under the revolving credit facility to $75.0 million immediately.  After giving effect to the Notes Offering, there were no loans and $36.1 million face amount of letters of credit outstanding under the Amended and Restated Credit Agreement.

The Company’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Company’s domestic subsidiaries, subject to certain exceptions. The Company’s obligations under the Amended and Restated Credit Agreement are secured by a first-priority security interest in certain assets of the Company and the guarantors, which includes intangible assets, inventory, receivables and certain minority investments, but excludes any land, buildings, machinery and equipment (“PPE”), and any leasehold interests and improvements with respect to such PPE that would be reflected on a consolidated balance sheet of Company and its subsidiaries, shares of stock of any Subsidiary of the Company and any indebtedness owed to the Company or any guarantor by a subsidiary of the Company.

Loans under the Amended and Restated Credit Agreement bear interest, at the Company’s option, at either the London Interbank Offered Rate plus a spread ranging from 275 basis points to 425 basis points, or at a base rate plus a spread ranging from 175 basis points to 325 basis points, in each case based upon the Company’s consolidated total leverage ratio. The Amended and Restated Credit Agreement provides for a commitment fee payable on the unused revolving credit ranging from 50 basis points to 62.5 basis points, based upon the Company’s consolidated total leverage ratio.

The Amended and Restated Credit Agreement contains customary affirmative covenants binding on the Company and its subsidiaries, including delivery of financial statements and certain other certificates and notices, payment of liabilities and obligations, maintenance of existence, maintenance of insurance, maintenance of properties and compliance with laws. The Amended and Restated Credit Agreement also contains negative covenants restricting the ability of the Company and its subsidiaries to, among other things, grant liens, incur indebtedness, dispose of assets, make restricted payments, engage in transactions with affiliates and make investments, in each case subject to certain exceptions.   The negative covenants regarding liens, indebtedness, disposal of assets, restricted payments and transactions with affiliates are substantially the same as the corresponding covenants in the Indenture.

The financial covenants under the Amended and Restated Credit Agreement require the Company to comply with a maximum consolidated total leverage ratio and a minimum consolidated interest coverage ratio, each measured quarterly. The Company is required to maintain a consolidated total leverage ratio of not more than 6.25 to 1.00, which ratio will decrease to 6.00 to 1.00 over the term of the Amended and Restated Credit Agreement. The Company is also required to maintain a consolidated interest coverage ratio of at least 1.50 to 1.00.

The Amended and Restated Credit Agreement contains customary events of default, including the failure to pay principal when due or interest within three business days after the date due, failure to comply with covenants in the Amended and Restated Credit Agreement and related loan documents (subject to grace periods in certain instances), breach of representations and warranties, cross defaults with certain indebtedness, insolvency or bankruptcy events involving the Company, any guarantor or any material subsidiary of the Company, judgment defaults, the occurrence of certain ERISA events, and a change of control of the Company. Upon the occurrence and continuance of an event of default, the lenders may terminate their revolving credit commitments, require cash collateralization or similar arrangements for outstanding letters of credit and declare all amounts under the Amended and Restated Credit Agreement and related loan documents immediately due and payable. The revolving credit commitments shall automatically terminate, and all amounts outstanding under the Amended and Restated Credit Agreement shall automatically become immediately due and payable, upon the occurrence of an event of default arising from insolvency or bankruptcy events involving the Company, any guarantor, any material subsidiary of the Company or three or more subsidiaries that are not material subsidiaries.

A copy of the Amended and Restated Credit Agreement is attached as Exhibit 10.2 to this Current Report and is incorporated by reference herein. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 3, 2012, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC to sell to the Initial Purchasers the 2022 Notes (the “Notes Offering”). On December 18, 2012, the Notes Offering was completed and the Company issued to the Initial Purchasers $910 million aggregate principal amount of the 2022 Notes in accordance with the terms of the Purchase Agreement. The net proceeds to the Company from the Notes Offering were approximately $892 million.  The Company included a description of the material terms of the Purchase Agreement in the Current Report on Form 8-K filed by the Company on December 5, 2012.

In connection with the Notes Offering, the Company entered into an Indenture (the “Indenture”), dated as of December 18, 2012, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent, relating to the 2022 Notes.

Certain terms and conditions of the 2022 Notes and the Indenture are as follows:

Maturity.  The 2022 Notes mature on December 15, 2022.

Interest.  The 2022 Notes accrue interest of 9.00% per year. Interest on the 2022 Notes is paid semi-annually on each December 15 and June 15, beginning on June 15, 2013.

Security.  The 2022 Notes and the guarantees are secured by a first-priority lien, pari passu to the liens granted under the Amended and Restated Credit Agreement and subject to permitted liens, on certain of the Company and the guarantors’ assets, which (x) include intangible assets, inventory, receivables and certain minority investments, but (y) exclude land, buildings, machinery and equipment (“PPE”), and any leasehold interests and improvements with respect to such PPE which would be reflected on the Company’s consolidated balance sheet, shares of stock of any subsidiaries of the Company and any indebtedness owed to such grantor by our subsidiaries.  Under the terms of the security documents and/or intercreditor agreement, however, the proceeds of any collection or other realization of collateral received in connection with the exercise of remedies will be applied first to repay in full all “superpriority obligations,” including amounts under the Amended and Restated Credit Agreement, and up to an additional $10.0 million of “superpriority” obligations that the Company may incur in the future, before the holders of the 2022 Notes and any other pari passu lien indebtedness receive such proceeds.

Ranking.  The 2022 Notes and the guarantees are the senior secured obligations of the Company and the guarantors. The 2022 Notes:

•                  rank senior in right of payment to any of the Company and the guarantors’ existing and future subordinated indebtedness;

•                  rank equally in right of payment with all of the Company and the guarantors’ existing and future senior indebtedness, including amounts outstanding under the Amended and Restated Credit Agreement;

•                  rank effectively senior in right of payment to any of the Company and the guarantors’ unsecured indebtedness to the extent of the value of the collateral for the 2022 Notes and the guarantees;

•                  are secured, subject to permitted liens, on a first-priority basis, equally and ratably with all obligations under any of the Company indebtedness and the guarantors secured by a first-priority lien on the Company and the guarantors assets that secure the 2022 Notes (including obligations under the Amended and Restated Credit Agreement); and

•                  are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the non-guarantor subsidiaries of the Company.

Claims under the 2022 Notes and the guarantees will effectively rank behind the claims of holders of “superpriority” obligations, including interest, under the Company’s Amended and Restated Credit Agreement, in respect of proceeds from any enforcement action with respect to the collateral or in any bankruptcy, insolvency or liquidation proceeding.  The Company will also be permitted to incur up to an additional $10.0 million of incremental facilities on the same “superpriority” basis as the Amended and Restated Credit Agreement.

Guarantees.  The 2022 Notes are unconditionally guaranteed on a senior secured basis by each material domestic subsidiary of the Company; provided that holders of 2022 Notes will receive proceeds of collateral upon any enforcement action with respect to the collateral or in any bankruptcy, insolvency or liquidation proceeding only following the payment in full of permitted “superpriority” obligations, including amounts due under the Amended and Restated Credit Agreement.

Optional Redemption.  The Company may redeem some or all of the 2022 Notes at any time on or after December 15, 2017 at the redemption prices set forth in the Indenture. The Company may also redeem up to 35% of the aggregate principal amount of the 2022 Notes using the proceeds of certain equity offerings specified in the Indenture completed before December 15, 2015 at the redemption price set forth in the Indenture. Prior to December 15, 2017, the Company may also redeem some or all of the 2022 Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date and a “make-whole” premium set forth in the Indenture.

Repurchase upon a change of control or certain asset sales.  Upon the occurrence of specific types of changes of control or certain asset sales, the Company will be required to offer to repurchase the 2022 Notes at a price equal to 101% (for a change of control) or 100% (for certain asset sales) of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.

Covenants.  The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•                  incur certain additional indebtedness and issue preferred stock;

•                  make certain distributions, investments and other restricted payments;

•                  sell assets;

•                  agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•                  create liens;

•                  merge, consolidate or sell substantially all of our and our subsidiaries’ assets, taken as a whole; and

•                  enter into certain transactions with affiliates.

These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture and certain of these covenants will not be applicable during any period of time when the 2022 Notes have an investment-grade rating.

Events of Default.  The following constitute events of default under the Indenture that could, subject to certain conditions, cause the 2022 Notes to become immediately due and payable:

(a)           the Company’s default for 30 days in the payment when due of interest on the 2022 Notes;

(b)           the Company’s default in the payment when due of principal or of premium, if any, on the 2022 Notes;

(c)           the Company’s failure to comply with the covenant relating to mergers, consolidations or change of control;

(d)           the Company’s failure to comply for 45 days after notice is given with its obligations under certain specified covenants in the Indenture;

(e)           the Company or the guarantor’s failure to comply for 60 days after notice is given with any other provision of the Indenture or the 2022 Notes or the other agreements relating to the collateral;

(f)            default with respect to any indebtedness for borrowed money of, or guaranteed by, the Company or any of its restricted subsidiaries, in excess of $50.0 million which default results from the failure to pay principal on such indebtedness at maturity or results in the acceleration of any such indebtedness;

(g)           certain events of bankruptcy or insolvency of the Company or any of its significant subsidiaries;

(h)           the Company’s or any of its restricted subsidiaries’ failure to pay final and non-appealable judgments aggregating $50.0 million or more, which judgments remain unsatisfied or undischarged for 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect;

(i)            any subsidiary guarantee of a restricted subsidiary is held in a judicial proceeding to be unenforceable or invalid or shall cease to be in full force and effect, or any subsidiary guarantor that qualifies as a restricted subsidiary denies or disaffirms its obligations under its guarantee; and

(j)            with respect to any collateral having a fair market value in excess of $10.0 million, individually or in the aggregate, the failure of the security interest with respect to such collateral to be in full force and effect or the assertion by the Company or any guarantor that such security interest is invalid or unenforceable.

A copy of the Indenture, which includes the form of the 2022 Notes, is attached hereto as Exhibit 4.2. The foregoing descriptions of the Indenture and the 2022 Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture.

Item 8.01 Other Events

On December 12, 2012, the Company issued a press release announcing the early results of the Offer.  A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Second Supplemental Indenture, dated December 11, 2012, among The McClatchy Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. relating to the 11.50% Senior Secured Notes due 2017.

4.2

Indenture, dated December 18, 2012, among The McClatchy Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. relating to the 9.00% Senior Secured Notes due 2022.

4.3	Registration Rights Agreement, dated December 18, 2012, between The McClatchy Company and J.P. Morgan Securities LLC, relating to the 9.00% Senior Secured Notes due 2022.

10.1

Third Amended and Restated Credit Agreement, dated as of December 18, 2012, among the Company, the lenders from time to time party thereto and Bank of America, N.A., Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press Release, dated December 12, 2012, announcing the early results of the tender offer and consents solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 20, 2012	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Second Supplemental Indenture, dated December 11, 2012, among The McClatchy Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. relating to the 11.50% Senior Secured Notes due 2017.

4.2

Indenture, dated December 18, 2012, among The McClatchy Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. relating to the 9.00% Senior Secured Notes due 2022.

4.3	Registration Rights Agreement, dated December 18, 2012, between The McClatchy Company and J.P. Morgan Securities LLC, relating to the 9.00% Senior Secured Notes due 2022.

10.1

Third Amended and Restated Credit Agreement, dated as of December 18, 2012, among the Company, the lenders from time to time party thereto and Bank of America, N.A., Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press Release, dated December 12, 2012, announcing the early results of the tender offer and consents solicitation.